Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Safe Pro Group Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

Date: September 9, 2026

PHILLIP FROST, M.D.

By:	/s/ Phillip Frost, M.D.
Phillip Frost, M.D.

Date: September 9, 2026

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Phillip Frost, M.D.
Phillip Frost, M.D, Trustee